UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Prologis, Inc.

Prologis, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1

San Francisco, California 94111

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
4.00% Notes due 2018	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-161347

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

A complete description of the 4.00% Notes due 2018 issued by Prologis, L.P. (f/k/a AMB Property L.P.), including the corresponding guarantee by Prologis, Inc. (f/k/a AMB Property Corporation), which are to be registered hereunder, is contained under the caption “Description of Debt Securities” in the Prospectus dated August 14, 2009 (the “Base Prospectus”) and under the caption “Description of Notes” in the Prospectus Supplement dated November 9, 2010 to the Base Prospectus, forming a part of the Form S-3 Registration Statement (File No. 333-161347) (the “Registration Statement”) of Prologis, L.P. (f/k/a AMB Property L.P.) and Prologis, Inc. (f/k/a AMB Property Corporation), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Item 2.	Exhibits

The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

Exhibit No.	Description

4.1	Indenture, dated as of June 30, 1998, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed August 10, 2006 and also incorporated by reference to Exhibit 4.1 to Prologis, L.P.’s Current Report on Form 8-K filed August 10, 2006).

4.2	First Supplemental Indenture, dated as of June 30, 1998, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.’s Registration Statement on Form S-11 (No. 333-49163) filed April 2, 1998).

4.3	Second Supplemental Indenture, dated as of June 30, 1998, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.3 to Prologis, Inc.’s Registration Statement on Form S-11 (No. 333-49163) filed April 2, 1998).

4.4	Third Supplemental Indenture, dated as of June 30, 1998, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.4 to Prologis, Inc.’s Registration Statement on Form S-11 (No. 333-49163) filed April 2, 1998).

4.5	Fourth Supplemental Indenture, dated as of August 15, 2000, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K/A filed November 16, 2000 and also incorporated by reference to Exhibit 4.1 to Prologis, L.P.’s Current Report on Form 8-K/A filed November 16, 2000).

4.6	Fifth Supplemental Indenture, dated as of May 7, 2002, by and among Prologis, L.P., Prologis, Inc. and State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.15 to Prologis, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002 and also incorporated by reference to Exhibit 4.13 to Prologis, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.7	Sixth Supplemental Indenture, dated as of July 11, 2005, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed July 13, 2005 and also incorporated by reference to Exhibit 4.1 to Prologis, L.P.’s Current Report on Form 8-K filed July 13, 2005).

4.8	Seventh Supplemental Indenture, dated as of August 10, 2006, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.’s Current Report on Form 8-K filed August 10, 2006 and also incorporated by reference to Exhibit 4.2 to Prologis, L.P.’s Current Report on Form 8-K filed August 10, 2006).

4.9	Eighth Supplemental Indenture, dated as of November 20, 2009, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed November 20, 2009).

4.10	Ninth Supplemental Indenture, dated as of November 20, 2009, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.2 to Prologis, Inc.’s Current Report on Form 8-K filed November 20, 2009).

4.11	Tenth Supplemental Indenture, dated as of August 9, 2010, by and among Prologis, L.P., Prologis, Inc. and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed August 9, 2010).

4.12	Eleventh Supplemental Indenture, dated as of November 12, 2010, by and among Prologis, L.P., Prologis, Inc., and U.S. Bank National Association, as successor-in-interest to State Street Bank and Trust Company of California, N.A., as trustee (incorporated by reference to Exhibit 4.1 to Prologis, Inc.’s Current Report on Form 8-K filed November 10, 2010).

4.13	Form of 4.00% Note due 2018 and Related Guarantee (incorporated by reference to Exhibit 4.2 of Prologis, Inc.’s Current Report on Form 8-K filed November 10, 2010).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Prologis, Inc.

Dated: August 12, 2013	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary

Prologis, L.P. By: Prologis, Inc., its general partner

Date: August 12, 2013	By:	/s/ Michael T. Blair
	Name:	Michael T. Blair
	Title:	Managing Director, Deputy General Counsel and Assistant Secretary